STAG INDUSTRIAL ANNOUNCES FIRST QUARTER 2025 RESULTS

Boston, MA — April 29, 2025 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended March 31, 2025.

“The level of operational success the Company achieved to start 2025 was impressive,” said Bill Crooker, President and Chief Executive Officer of the Company. “STAG has set the foundation for sustainable growth in 2025 and will continue to benefit from a strong balance sheet, ample liquidity and broad market diversification.”

First Quarter 2025 Highlights

•Reported $0.49 of net income per basic and diluted common share for the first quarter of 2025, compared to $0.20 of net income per basic and diluted common share for the first quarter of 2024. Reported $91.3 million of net income attributable to common stockholders for the first quarter of 2025, compared to net income attributable to common stockholders of $36.6 million for the first quarter of 2024.

•Achieved $0.61 of Core FFO per diluted share for the first quarter of 2025, an increase of 3.4% compared to the first quarter of 2024 Core FFO per diluted share of $0.59.

•Produced Cash NOI of $157.2 million for the first quarter of 2025, an increase of 8.1% compared to the first quarter of 2024 of $145.5 million.

•Produced Same Store Cash NOI of $144.6 million for the first quarter of 2025, an increase of 3.4% compared to the first quarter of 2024 of $139.9 million.

•Produced Cash Available for Distribution of $106.5 million for the first quarter of 2025, an increase of 8.5% compared to the first quarter of 2024 of $98.1 million.

•Acquired three buildings in the first quarter of 2025, consisting of 393,564 square feet, for $43.3 million, with a Cash Capitalization Rate of 6.8% and a Straight-Line Capitalization Rate of 7.0%.

•Sold one building in the first quarter of 2025, consisting of 337,391 square feet, for $67.0 million, with a Cash Capitalization Rate of 4.9%, resulting in a net gain of $49.9 million.

•Achieved an Occupancy Rate of 95.9% on the total portfolio and 96.8% on the Operating Portfolio as of March 31, 2025.

•Commenced Operating Portfolio leases of 5.0 million square feet for the first quarter of 2025, resulting in a Cash Rent Change and Straight-Line Rent Change of 27.3% and 42.1%, respectively.

•Experienced 85.3% Retention for 5.5 million square feet of leases expiring in the quarter.

•As of April 28, 2025, addressed 78.5% of expected 2025 new and renewal leasing, consisting of 11.3 million square feet, achieving Cash Rent Change of 25.1%.

•Signed a lease totaling 102,060 square feet of warehouse and distribution space at the Company's development project at 452 Casual Drive in Wellford, South Carolina.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, Wednesday, April 30, 2025 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

FIRST QUARTER 2025 KEY FINANCIAL MEASURES

	Three months ended March 31,
Metrics	2025	2024	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$91,340	$36,580	149.7%
Net income per common share — basic	$0.49	$0.20	145.0%
Net income per common share — diluted	$0.49	$0.20	145.0%
Cash NOI	$157,197	$145,472	8.1%
Same Store Cash NOI (1)	$144,620	$139,922	3.4%
Adjusted EBITDAre	$146,413	$134,667	8.7%
Core FFO	$115,241	$109,039	5.7%
Core FFO per share / unit — basic	$0.61	$0.59	3.4%
Core FFO per share / unit — diluted	$0.61	$0.59	3.4%
Cash Available for Distribution	$106,486	$98,133	8.5%
(1) The Same Store pool accounted for 92.3% of the total portfolio square footage as of March 31, 2025.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition, Development and Disposition Activity
For the three months ended March 31, 2025, the Company acquired three buildings for $43.3 million with an Occupancy Rate of 100.0% upon acquisition. The chart below details the acquisition activity for the quarter:

FIRST QUARTER 2025 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Minneapolis, MN	1/9/2025	161,600	1	$16,537	3.1
Chicago, IL	2/27/2025	231,964	2	26,748	3.3
Total / weighted average		393,564	3	$43,285	3.2	6.8%	7.0%

The chart below details the 2025 acquisition activity and pipeline through April 28, 2025:

2025 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	393,564	3	$43,285	3.2	6.8%	7.0%
Total / weighted average	393,564	3	$43,285	3.2	6.8%	7.0%

Pipeline	30.4 million	181	$3.8 billion

The chart below details the disposition activity for the three months ended March 31, 2025:

2025 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	337,391	1	$67,000
Total	337,391	1	$67,000

Leasing Activity
The chart below details the leasing activity for leases commenced during the three months ended March 31, 2025:

FIRST QUARTER 2025 OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	279,055	4	4.3	$5.25	$5.46	$1.58	$1.21	34.0%	47.0%
Renewal Leases	4,683,573	32	4.5	$6.02	$6.39	$1.29	$0.33	27.0%	41.9%	85.3%
Total / weighted average	4,962,628	36	4.5	$5.98	$6.34	$1.31	$0.38	27.3%	42.1%

Additionally, for the three months ended March 31, 2025, leases commenced totaling 93,398 square feet related to Value Add assets and first generation leasing. These are excluded from the Operating Portfolio statistics above.

In the first quarter of 2025, the Company signed a lease totaling 102,060 square feet of warehouse and distribution space at its development project at 452 Casual Drive in Wellford, South Carolina.

As of April 28, 2025, addressed 78.5% of expected 2025 new and renewal leasing, consisting of 11.3 million square feet, achieving Cash Rent Change of 25.1%.
Capital Markets Activity
On February 20, 2025, the Company paid at maturity its $100 million fixed rate senior unsecured note.
As of March 31, 2025, Net Debt to Annualized Run Rate Adjusted EBITDAre was 5.2x and Liquidity was $493.1 million.
Subsequent to quarter end, on April 15, 2025, the Company entered into a note purchase agreement to issue $550 million of fixed rate senior unsecured notes in a private placement offering with a weighted average fixed interest rate of 5.65% and a weighted average tenor of 6.5 years. The transaction consists of $350 million of 5.50% notes with a five-year term maturing on June 25, 2030; $100 million of 5.82% notes with an eight-year term maturing on June 25, 2033; and $100 million of 5.99% notes with a ten-year term maturing on June 25, 2035.

Conference Call

The Company will host a conference call tomorrow, Wednesday, April 30, 2025, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13752720.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package with additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	March 31, 2025	December 31, 2024
Assets
Rental Property:
Land	$776,387	$771,794
Buildings and improvements, net of accumulated depreciation of $1,129,346 and $1,085,866, respectively	5,311,777	5,295,120
Deferred leasing intangibles, net of accumulated amortization of $386,560 and $386,627, respectively	412,441	428,865
Total rental property, net	6,500,605	6,495,779
Cash and cash equivalents	9,327	36,284
Restricted cash	38,726	1,109
Tenant accounts receivable	141,919	136,357
Prepaid expenses and other assets	100,387	96,189
Interest rate swaps	26,261	36,466
Operating lease right-of-use assets	30,634	31,151
Total assets	$6,847,859	$6,833,335
Liabilities and Equity
Liabilities:
Unsecured credit facility	$512,000	$409,000
Unsecured term loans, net	1,022,185	1,021,848
Unsecured notes, net	1,494,303	1,594,092
Mortgage note, net	4,142	4,195
Accounts payable, accrued expenses and other liabilities	120,744	126,811
Interest rate swaps	783	—
Tenant prepaid rent and security deposits	60,320	56,173
Dividends and distributions payable	23,668	23,469
Deferred leasing intangibles, net of accumulated amortization of $31,692 and $31,368, respectively	31,229	33,335
Operating lease liabilities	34,833	35,304
Total liabilities	$3,304,207	$3,304,227
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized at March 31, 2025 and December 31, 2024; none issued or outstanding	—	—
Common stock, par value $0.01 per share, 300,000,000 shares authorized at March 31, 2025 and December 31, 2024, 186,612,226 and 186,517,523 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1,866	1,865
Additional paid-in capital	4,448,147	4,449,964
Cumulative dividends in excess of earnings	(1,007,891)	(1,029,757)
Accumulated other comprehensive income	24,829	35,579
Total stockholders’ equity	3,466,951	3,457,651
Noncontrolling interest in operating partnership	74,302	69,932
Noncontrolling interest in joint ventures	2,399	1,525
Total equity	$3,543,652	$3,529,108
Total liabilities and equity	$6,847,859	$6,833,335

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2025	2024
Revenue
Rental income	$205,362	$187,402
Other income	212	141
Total revenue	205,574	187,543
Expenses
Property	43,678	39,071
General and administrative	13,306	12,952
Depreciation and amortization	73,900	71,427
Other expenses	572	563
Total expenses	131,456	124,013
Other income (expense)
Interest and other income	5	11
Interest expense	(32,529)	(25,421)
Debt extinguishment and modification expenses	—	(667)
Gain on involuntary conversion	1,855	—
Gain on the sale of rental property, net	49,913	—
Total other income (expense)	19,244	(26,077)
Net income	$93,362	$37,453
Less: income attributable to noncontrolling interest in operating partnership	1,964	826
Net income attributable to STAG Industrial, Inc.	$91,398	$36,627
Less: amount allocated to participating securities	58	47
Net income attributable to common stockholders	$91,340	$36,580

Weighted average common shares outstanding — basic	186,468	181,708
Weighted average common shares outstanding — diluted	186,758	181,991

Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.49	$0.20
Net income per share attributable to common stockholders — diluted	$0.49	$0.20

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended March 31,
	2025	2024
NET OPERATING INCOME RECONCILIATION
Net income	$93,362	$37,453
General and administrative	13,306	12,952
Depreciation and amortization	73,900	71,427
Interest and other income	(5)	(11)
Interest expense	32,529	25,421
Gain on involuntary conversion	(1,855)	—
Debt extinguishment and modification expenses	—	667
Other expenses	572	563
Gain on the sale of rental property, net	(49,913)	—
Net operating income	$161,896	$148,472

Net operating income	$161,896	$148,472
Rental property straight-line rent adjustments, net	(4,115)	(2,697)
Amortization of above and below market leases, net	(584)	(303)
Cash net operating income	$157,197	$145,472

Cash net operating income	$157,197
Cash NOI from acquisitions' and disposition timing	499
Cash termination, solar and other income	(446)
Run Rate Cash NOI	$157,250

Same Store Portfolio NOI
Total NOI	$161,896	$148,472
Less: NOI non-same-store properties	(14,017)	(4,802)
Termination, solar and other adjustments, net	(381)	(646)
Same Store NOI	$147,498	$143,024
Less: straight-line rent adjustments, net	(2,819)	(2,864)
Plus: amortization of above and below market leases, net	(59)	(238)
Same Store Cash NOI	$144,620	$139,922

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$93,362	$37,453
Depreciation and amortization	73,900	71,427
Interest and other income	(5)	(11)
Interest expense	32,529	25,421
Gain on the sale of rental property, net	(49,913)	—
EBITDAre	$149,873	$134,290

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$149,873	$134,290
Straight-line rent adjustments, net	(4,190)	(2,762)
Amortization of above and below market leases, net	(584)	(303)
Non-cash compensation expense	3,182	2,908
Non-recurring other items	(13)	(133)
Gain on involuntary conversion	(1,855)	—
Debt extinguishment and modification expenses	—	667
Adjusted EBITDAre	$146,413	$134,667

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2025	2024
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$93,362	$37,453
Rental property depreciation and amortization	73,814	71,368
Gain on the sale of rental property, net	(49,913)	—
Funds from operations	$117,263	$108,821
Amount allocated to restricted shares of common stock and unvested units	(167)	(146)
Funds from operations attributable to common stockholders and unit holders	$117,096	$108,675

Funds from operations attributable to common stockholders and unit holders	$117,096	$108,675
Debt extinguishment and modification expenses and other	—	364
Gain on involuntary conversion	(1,855)	—
Core funds from operations	$115,241	$109,039

Weighted average common shares and units
Weighted average common shares outstanding	186,468	181,708
Weighted average units outstanding	3,714	3,838
Weighted average common shares and units - basic	190,182	185,546
Dilutive shares	290	283
Weighted average common shares, units, and other dilutive shares - diluted	190,472	185,829
Core funds from operations per share / unit - basic	$0.61	$0.59
Core funds from operations per share / unit - diluted	$0.61	$0.59

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION
Core funds from operations	$115,241	$109,039
Amount allocated to restricted shares of common stock and unvested units	167	146
Non-rental property depreciation and amortization	86	59
Straight-line rent adjustments, net	(4,190)	(2,762)
Capital expenditures	(4,979)	(8,394)
Capital expenditures reimbursed by tenants	(105)	(453)
Lease commissions and tenant improvements	(4,217)	(3,394)
Non-cash portion of interest expense	1,301	984
Non-cash compensation expense	3,182	2,908
Cash available for distribution	$106,486	$98,133

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as capital expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Available for Distribution: Cash Available for Distribution represents Core FFO, excluding non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense, and deducts capital expenditures reimbursed by tenants, capital expenditures, leasing commissions and tenant improvements, and severance costs.

Cash Available for Distribution should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements.

Cash Available for Distribution excludes, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, our calculation of Cash Available for Distribution may not be comparable to similarly titled measures disclosed by other REITs.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2024.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, Run Rate Adjusted EBITDAre, and Annualized Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, interest and other income, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We define Annualized Run Rate Adjusted EBITDAre as Run Rate Adjusted EBITDAre excluding allowable one-time items multiplied by four plus allowable one-time items.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, rental property depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes debt extinguishment and modification expenses and other expenses, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CBRE-EA based on the building address. If the building is located outside of a CBRE-EA defined market, the city and state is reflected.

Net Debt: We define Net Debt as the outstanding principal balance of the Company's total debt, less cash and cash equivalents.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less rental property straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income, solar income and revenue associated with one-time tenant reimbursements of capital expenditures. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all buildings that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office buildings, buildings contained in the Value Add Portfolio, and buildings classified as held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Repositioning: We define Repositioning as significant capital improvements made to improve the functionality of a building without causing material disruption to the tenant or Occupancy Rate. Buildings undergoing Repositioning remain in the Operating Portfolio.
Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented. The results for Same Store properties exclude termination fees, solar income, and revenue associated with one-time tenant reimbursements of capital expenditures. Same Store properties exclude Operating Portfolio properties with expansions placed into service or transferred from the Value Add Portfolio to the Operating Portfolio after January 1, 2024.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:
•if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;
•if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which is utilzing the average monthly base rent over the term of the lease and does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2024.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:
•less than 75% occupied as of the acquisition date
•will be less than 75% occupied due to known move-outs within two years of the acquisition date;
•out of service with significant physical renovation of the asset;
•development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years, assuming that tenants exercise no renewal options, purchase options, or early termination rights, as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.